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EXHIBIT 4.3.2


                                     EXHIBIT



                      8. AUTOMATED POWER EXCHANGE MONETARY
                            RESERVE ACCOUNT AGREEMENT
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                                   APPENDIX D
                     FORM MONETARY RESERVE ACCOUNT AGREEMENT
                     ---------------------------------------


This Monetary Reserve Account Agreement (as amended, modified or supplemented from time to time, this "Agreement") is entered into as of this 9th day of March, 1998 by and among AUTOMATED POWER EXCHANGE, INC., a California corporation ("APX"), BANKERS TRUST COMPANY, a New York state chartered bank (the "Depository and Clearing Agent") and the person which executes this Agreement on the signature page hereto as the "Participant".

                                    RECITALS
                                    --------

         A. APX and the Participant are parties to that certain Automated Power Exchange Service and Participation Agreement dated as of March 9th, 1998 (the "Service Agreement"). Pursuant to the Service Agreement, APX and the Participant are bound by the Automated Power Exchange Terms and Conditions of Service, effective as of December 19, 1997 (as such terms and conditions may be amended, modified or supplemented from time to time, the "APX Terms"). Capitalized terms used herein without definition shall have the meanings assigned thereto in the APX Terms.

         B. The APX Terms require that the Participant establish a Monetary Reserve Facility in an amount sufficient to cover its Net Exposure. The Participant desires to establish a Monetary Reserve Account (as defined below) to satisfy its obligations under the APX Terms to maintain a Monetary Reserve Facility.

         C. APX, the Depository and Clearing Agent and the Participant (each, a "Party" and collectively, the "Parties") each intend and agree that the Participant shall relinquish all of its right, title and interest in and to funds deposited in the Monetary Reserve Account, with the intended result that upon the occurrence of any Insolvency Proceeding relating to the Participant, the Monetary Reserve Account will not be subject to the automatic stay pursuant to Section 362 of Title 11, United States Code (the "Bankruptcy Code").

         D. The Depository and Clearing Agent has agreed to provide certain services as agent for and on behalf of APX in connection with the Monetary Reserve Account as more fully set forth in this Agreement.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, APX, the Depository and Clearing Agent and the Participant each agree as follows:

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          1.       DEFINITIONS.
                   ------------

                  "MONETARY RESERVE ACCOUNT" means the account maintained by the Depository and Clearing Agent in the name of APX for the purpose of tracking the funds on deposit from time to time which contribute to (or correspond to) the Participant's requirement to maintain a Monetary Reserve Facility.

          2.       DUTIES OF PARTIES.
                   ------------------

                  2.1 APPOINTMENT. APX hereby appoints the Depository and Clearing Agent to act as its agent for the purpose of maintaining the Monetary Reserve Account, and the Depository and Clearing Agent hereby accepts such appointment The Participant hereby acknowledges and agrees to such appointment.

                  2.2 DEPOSIT OF FUNDS. The Participant shall from time to time deliver to the Depository and Clearing Agent Federal wire funds for deposit in the Monetary Reserve Account. The Depository and Clearing Agent agrees to deposit any such funds in the Monetary Reserve Account, and thereafter to hold such funds as bailee and agent exclusively for APX. Upon any such deposit of funds by the Participant, the Participant shall relinquish all of its right, title and interest to such funds.

                  2.3 ACCOUNT BOOKS AND RECORDS; STATEMENTS. The Depository and Clearing Agent shall maintain books and records identifying all of the funds on deposit from time to time in the Monetary Reserve Account. Not less frequently than once each calendar month, the Depository and Clearing Agent shall provide APX with a statement showing the activity in the Monetary Reserve Account during the preceding calendar month, including any interest credit made pursuant to
Section 2.4. APX shall make available to the Participant the information contained in such statement.

                  2.4 INTEREST CREDIT. The Monetary Reserve Account shall be maintained as a separate account which shall bear interest at the rate negotiated from time to time between APX and the Depository and Clearing Agent. For purposes of the amount required to be maintained by the Participant as a Monetary Reserve Facility, on the tenth Business Day of each month, the Participant shall receive a credit in an amount equal to the interest earned on funds on deposit from time to time during the preceding calendar month Monetary Reserve Account. From and after such date, subject to Section 2.5, the Monetary Reserve Account shall include the amount of such interest credit as funds on deposit in the Monetary Reserve Account. Not less frequently than annually, APX shall direct the Depository and Clearing Agent to distribute to the Participant, to the extent that sufficient funds remain in the Monetary Reserve Account (and provided that after any such withdrawal the Participant would be in compliance with its requirement to maintain a Monetary Reserve Facility), an amount equal to the interest earned on funds held on deposit in the Monetary Reserve Account.

                  2.5 WITHDRAWALS FROM THE MONETARY RESERVE ACCOUNT. The Parties agree that the funds held on deposit in the Monetary Reserve Account shall be withdrawn by the Depository and Clearing Agent if and in the event that

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sufficient funds are not on deposit in the Participant"s Settlement Account by any Payment Due Date. In such case, APX shall initiate a draw on the Monetary Reserve Account or on any other Monetary Reserve Facility maintained by the Participant in an amount sufficient to discharge the Participant's obligations. IF THE PARTICIPANT MAINTAINS MORE THAN ONE FORM OF A MONETARY RESERVE FACILITY, THE DETERMINATION OF WHICH MONETARY RESERVE FACILITY OR FACILITIES WILL BE DRAWN IN THE EVENT THAT SUFFICIENT FUNDS ARE NOT ON DEPOSIT IN THE PARTICIPANT'S SETTLEMENT ACCOUNT BY ANY PAYMENT DUE DATE WILL BE MADE BY APX IN IT'S SOLE AND ABSOLUTE DISCRETION. Except as otherwise agreed by APX and the Participant or as otherwise provided in Section 2.4 above or Section 2.6 below, APX shall not initiate any withdrawals from the Monetary Reserve Account.

                  2.6 REFUND OF DEPOSIT. Upon the request of the Participant, if the Participant is no longer a Participant in the APX Markets and no longer has any remaining liabilities under the APX Terms, or if the Participant has provided a different form of Monetary Reserve Facility, APX shall direct the Depository and Clearing Agent to distribute to the Participant the balance reflected in the Monetary Reserve Account, and upon receipt of such funds by the Participant, APX shall automatically and without further action by any Party relinquish all of its right, title and interest in and to such funds. Any security interest which attached with respect to such funds pursuant to Section 3 shall automatically terminate upon receipt of such funds by the Participant without further action by any Party.

                  2.7 ISO OBLIGATIONS. The Participant acknowledges and agrees that funds on deposit from time to time in the Monetary Reserve Account may be used by APX to satisfy certain requirements imposed on APX by the ISO.

         3.       SECURITY INTEREST.
                  ------------------

                  The Parties each intend and agree that the Participant shall relinquish all of its right, title and interest in and to funds deposited in the Monetary Reserve Account, with the intended result that upon the occurrence of any Insolvency Proceeding relating to the Participant, the Monetary Reserve Account will not be subject to the automatic stay pursuant to the Bankruptcy Code. Notwithstanding the foregoing (and in the event that the Participant is determined to have any right, title or interest in the Monetary Reserve Account), the Participant hereby grants to APX a security interest in any right, title or interest of the Participant in and to funds deposited and on deposit from time to time in the Monetary Reserve Account, together with all proceeds thereof, to secure its obligations under the Service Agreement and the APX Terms, including its obligations to other Participants and the ISO, and to secure its obligations under any other agreement to which the Participant and APX are party. The Depository and Clearing Agent acknowledges the grant of such security interest, and agrees to accept instructions with respect to the Monetary Reserve Account from APX only (and not from the Participant).

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          4.         INDEMNIFICATION OF THE DEPOSITORY AND CLEARING AGENT.
                     -----------------------------------------------------

                  4.1 INDEMNIFICATION. Each Participant agrees to indemnify and hold harmless the Depository and Clearing Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys' fees which the Depository and Clearing Agent may suffer or incur by reason of any action, claim or proceeding brought against the Depository and Clearing Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of gross negligence or willful misconduct by the Depository and Clearing Agent.

                  4.2 NO DUTY TO DEFEND. The Depository and Clearing Agent shall be under no duty to institute or defend any type of proceeding which may arise regarding this Agreement.

         5.         DUTIES LIMITED.
                    ---------------

                  The Depository and Clearing Agent undertakes for the benefit of APX and the Participant to perform only the duties expressly set forth in this Agreement and such other responsibilities incidental to the performance of its service as contemplated herein. The Participant acknowledges and agrees that APX and the Depository and Clearing Agent are party to certain other agreements relating to the APX Markets, that the Participant has no rights or obligations under any such other agreement, and that it is not an intended third party beneficiary of any such agreement.

         6.         THE DEPOSITORY AND CLEARING AGENT FEES.
                    ---------------------------------------

                  The Depository and Clearing Agent shall be entitled to compensation for its services under this Agreement in accordance with the fee schedule negotiated from time to time by APX and the Depository and Clearing Agent. The APX Terms provide that the Participant shall be responsible to deposit funds for the payment of such fees to the Settlement Account on or before each Payment Due Date.

         7.        FEDERAL POWER AGENCIES.
                   -----------------------
                  [Include only if the Participant is  a Federal Power Agency.]

                  7.1 LIMITATION OF LIABILITY. Claims against the United States under this Agreement are subject in all respect to applicable acts of Congress and to regulations of the Secretary of Energy established thereunder, including but not limited to the statutory limitations on the liability of the United States under the Federal Tort Claims Act, the Tucker Act and the Equal Access to Justice Act.

                  7.2 APPROPRIATIONS. Notwithstanding anything else herein to the contrary, where the obligations of this Agreement extend beyond the current fiscal year, participation by the United States is contingent upon Congress making the necessary appropriation for expenditures by the United States after such current year shall have expired. In case such appropriations necessary to carry out obligations of the United States under this Agreement are not made, the Participants release the United States from all liability due to the failure

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of Congress to make such appropriation. The provisions of this Section 7.2 are not intended to release any claims against the United States that may be made under the Federal Tort Claims Act, the Tucker Act or the Equal Access to Justice Act.

                  7.3 PRIVATIZATION. The provisions of this Section VII shall not apply to any governmental or quasi-governmental agency that is privatized or otherwise ceases to be owned by the United States.

         8.       EFFECTIVE DATE; TERM; RESIGNATION AND REPLACEMENT OF THE
                  --------------------------------------------------------
                  DEPOSITORY AND CLEARING AGENT.
                  ------------------------------

                  8.1 EFFECTIVE DATE. The Agreement shall become effective upon the execution and delivery of a counterpart hereof by each Party hereto.

                  8.2 TERM. This Agreement shall remain in full force and effect unless and until the Participant is no longer a Participant in the APX Markets and no longer has any remaining liabilities under the APX Terms.

                  8.3 RESIGNATION BY THE DEPOSITORY AND CLEARING AGENT. The Depository and Clearing Agent may resign at any time upon not less than thirty
(30) days prior written notice to the Participant and APX.

                  8.4 REPLACEMENT OF THE DEPOSITORY AND CLEARING AGENT. Under certain circumstances as separately agreed between APX and the Depository and Clearing Agent, APX has the right to replace the Depository and Clearing Agent. If APX exercises such right, APX shall name a new Depository and Clearing Agent which shall perform the functions of the Depository and Clearing Agent hereunder.

                  8.5 SUCCESSOR DEPOSITORY AND CLEARING AGENT(S). Any successor to the Depository and Clearing Agent shall have capital and surplus in excess of $250,000,000. Any resignation or replacement pursuant to Section 8.3 or Section
8.4 shall become effective upon the appointment of a successor to such Party by APX, and the delivery by the resigning Depository and Clearing Agent to its successor all funds on deposit in the Monetary Reserve Account.

          9.        MISCELLANEOUS.
                    --------------

                  9.1 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Notwithstanding anything in this Agreement to the contrary, the Depository and Clearing Agent shall refrain from any action which, in its reasonable judgment, or in the judgment of APX of which the Depository and Clearing Agent has written notice, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over APX or the Participant.

                  9.2 AMENDMENTS. This Agreement shall not be modified or amended without the consent of each Party, which consent must be evidenced by an instrument in writing executed by each Party, or by their respective successors or permitted assigns.

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                  9.3 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement that can be given effect without the unenforceable provision, and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

                  9.4 APX TERMS. In the event of any inconsistency between this Agreement and the Service Agreement and/or the APX Terms, as between APX and the Participant, the provisions of the Service Agreement and/or the APX Terms (the case may be) shall govern the rights and obligations of such Parties.

                  9.5 CUMULATIVE REMEDIES. The remedies provided under this Agreement shall be cumulative and not exclusive, and the election of one remedy shall not preclude pursuit of other remedies.

                  9.6 ENFORCEMENT AND WAIVER. Any waiver of any provision of this Agreement must be in writing and will not be implied by any usage of trade, course of dealing or course of performance. Any delay or failure of a Party to exercise, or any partial exercise of, such Party's rights and remedies under this Agreement shall not operate to limit or otherwise affect such rights or remedies. Any waiver of performance hereunder shall be limited to the specific performance waived and shall not, unless otherwise expressly stated in writing, constitute a continuous waiver or a waiver of future performance.

                  9.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns (including any successor to the Depository and Clearing Agent pursuant to Section 8). Except as contemplated by Section 8, no Party shall assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties, and any such attempted assignment or delegation shall be void and of no force or effect.

                  9.8 INDEPENDENT PARTIES. Nothing in this Agreement shall be construed or represented as creating a partnership, trust, fiduciary or any similar relationship between or among the parties hereto. Except as expressly set forth herein, no Party is authorized to act on behalf of the other Party and none shall be considered the agent of the other.

                  9.9 NOTICES. Notices or consents of any kind required or permitted under this Agreement shall be in writing and shall be deemed duly delivered if delivered in person or if mailed by certified mail, return receipt requested, telegraph, postage prepaid, or by Fax Transmission with receipt retained by sender, to the appropriate Party as follows:

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                  If to the Depository and Clearing Agent:

                          Bankers Trust Company
                          One Bankers Trust Plaza
                          New York, New York 10015
                          Phone:  (212) 250-8566
                          Fax:  (212) 669-0882

                  If to APX:

                          Automated Power Exchange, Inc.
                          26340 Alexander Place
                          Los Altos Hills, California 94022
                          Phone: (650) 949-1672
                          Fax: (650) 949-2859

                  If to the Participant:  To the address on the signature page of this Agreement

                  Any Party from time to time may change its address for the purpose of notices to that Party by giving a similar notice specifying a new address.

                  9.10 FURTHER ASSURANCES. Each Party shall do all necessary acts and make, execute, and deliver such written instruments as shall from time to time be reasonably required to carry out the terms of this Agreement.

                  9.11 TIME IS OF THE ESSENCE. Each Party hereby expressly acknowledges that time is of the essence in the performance of its respective obligations under this Agreement.

                  9.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF CHOICE OF LAW RULES THAT DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Any legal action or proceeding with respect to this Agreement must be brought in the courts of the State of California or of the United States for the Northern District of California. By execution and delivery of this Agreement, each Party consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts. Each Party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related thereto.

                  9.13 CROSS DEFAULT. Any default under this Agreement by APX or the Participant shall be considered a default of the APX Terms and the Settlement Account Agreement and shall entitle APX and/or the Participant, as applicable, to exercise the rights as are available herein and therein.

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                  9.14 SURVIVAL OF RIGHTS. Any provisions of this Agreement
which contemplates performance or observance subsequent to termination shall survive any such termination and shall continue in full force and effect.

                  9.15 HEADINGS. Section headings and subheadings contained in this Agreement are for ease of reference only and shall not affect the substantive interpretation of this Agreement.

                  9.16 CONSTRUCTION. No provision of this Agreement shall be construed or interpreted for or against APX because APX drafted or caused its legal representative to draft the provision.

                  9.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, each of APX, the Depository and Clearing
Agent, and the Participant has caused this Agreement to be executed by its duly authorized officer as of this 26 day of March, 1998.


APX:                          AUTOMATED POWER EXCHANGE, INC.

                              BY: /S/ EDWARED G. CAZALET
                              --------------------------
                              NAME: EDWARED G. CAZALET
                              TITLE: CEO

DEPOSITORY AND CLEARING       BANKERS TRUST COMPANY
AGENT:

                              BY: /S/ GREGORY B. DUFFY
                              ------------------------
                              NAME: GREGORY B. DUFFY
                              TITLE: MANAGING DIRECTOR

PARTICIPANT:                  POWERSOURCE, LTD.

                              BY: /S/ ROMAN GORDON
                              --------------------
                              NAME: ROMAN GORDON
                              TITLE: DIRECTOR

                              Address of Participant:
                              8306 Wilshire Blvd., Suite 634
                              ------------------------------
                              Beverly Hills, CA  90211
                              ------------------------------
                              Telephone: (310) 854-4343
                              ------------------------------
                              Telecopy: (213) 658-6601
                              ------------------------------

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